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                                                     Exhibit 23.2

               Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 1997 appearing on page F-1 of NRG Generating (U.S.) Inc.'s Transition Report on Form 10-K for the six month transition period ended December 31, 1996.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
October 23, 1997